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                                                                      Exhibit 23

                          Independent Auditors' Consent

The Board of Directors
Cytec Industries Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-80710, 33-83576, 33-85666, 333-62287, 333-11121, and
333-45577) and in the registration statements on Form S-3 (Nos. 333-51876, 333-52011 and 333-3808) of Cytec Industries Inc. of our reports dated January 22, 2002, relating to the consolidated balance sheets of Cytec Industries Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, and the related financial statement schedule, which reports appear in the December 31, 2001 annual report on Form 10-K of Cytec Industries Inc. Our report on the consolidated financial statements refers to the Company's adoption of Statement of Financial Accounting Standards No. 141, "Business Combinations" effective July 1, 2002.


                                                             KPMG LLP

Short Hills, New Jersey
March 22, 2002